    As filed with the Securities and Exchange Commission on February 12, 2002

                                                      Registration No. 033-66296
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             COR THERAPEUTICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                                          94-3060271
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 679-7000
                   (Address, including zip code, and telephone
          number, including area code, of principal executive offices)

                           1991 EQUITY INCENTIVE PLAN
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                            JOHN B. DOUGLAS III, ESQ.
                                    PRESIDENT
                             COR THERAPEUTICS, INC.
                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                     (Name and Address of Agent For Service)
                                 (617) 679-7000
          (Telephone Number, Including Area Code, of Agent For Service)


                          -----------------------------
                                    Copy to:
                             David E. Redlick, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                            Telephone: (617) 526-6000
                            Telecopy: (617) 526-5000

                         DEREGISTRATION OF COMMON STOCK

         On July 22, 1993, COR Therapeutics, Inc. ("COR") filed a Registration Statement on Form S-8, Registration No. 033-66296 (the "Registration Statement"), for the sale of 2,450,000 shares (as adjusted to give effect to the two-for-one stock split effected on August 15, 2000) of COR Common Stock, $.0001 par value per share (the "Common Stock"), under the COR Therapeutics, Inc. 1991 Equity Incentive Plan (the "1991 Equity Incentive Plan") and the COR Therapeutics, Inc. 1991 Employee Stock Purchase Plan (the "1991 Employee Stock Purchase Plan"). On February 12, 2002, pursuant to the terms of an Agreement and Plan of Merger, dated as of December 5, 2001 (the "Merger Agreement"), by and among Millennium Pharmaceuticals, Inc. ("Millennium"), PGM Corporation, a wholly owed subsidiary of Millennium, and COR, PGM Corporation merged with and into COR and COR became a wholly owned subsidiary of Millennium. Pursuant to the Merger Agreement, Millennium assumed the 1991 Equity Incentive Plan and the obligations of COR under the 1991 Equity Incentive Plan, and terminated the 1991 Employee Stock Purchase Plan. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold shares of Common Stock formerly issuable under the 1991 Equity Incentive Plan, constituting 1,900,845 shares. All shares registered under the Registration Statement for sale under the 1991 Employee Stock Purchase Plan were sold.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 12th day of February, 2002.


                                       COR THERAPEUTICS, INC.


                                       By: /S/ JOHN B. DOUGLAS III
                                          ----------------------------------
                                          John B. Douglas III
                                          President and Director

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.



       SIGNATURE                                TITLE                                   DATE
       ---------                                -----                                   ----
/S/ JOHN B. DOUGLAS III               President and Director                      February 12, 2002
------------------------              (Principal Executive Officer)
John B. Douglas III


/S/ KEVIN P. STARR                    Treasurer and Director                      February 12, 2002
-----------------------               (Principal Financial and
Kevin P. Starr                        Accounting Officer)


/S/ MARK J. LEVIN                     Director                                    February 12, 2002
----------------------
Mark J. Levin